SCHEDULE 14A -
INFORMATION REQUIRED IN PROXY STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    1    )

        Filed by the registrant   [X]

        Filed by a party other than the registrant   [   ]

        Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Section 240.14a-12

TENNANT COMPANY
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]	Fee paid previously with preliminary materials.
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EXPLANATORY NOTE

        This Amendment No. 1 to the Tennant Company Proxy Statement filed with the Securities and Exchange Commission on March 15, 2005 corrects a printer’s error that occurred when the file was converted for filing through the EDGAR system. The photo of Mr. Balagna was inadvertently replaced with a duplicate of Mr. Shank’s photo on page 5 of the Proxy Statement. This error was not made in the printed version of the Proxy Statement and there are no revisions, corrections or amendments to the Tennant Company Proxy Statement that was distributed to shareholders.

TENNANT COMPANY
NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
MAY 5, 2005

To Our Shareholders:

        The Annual Meeting of Shareholders of Tennant Company will be held at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota, on Thursday, May 5, 2005, at 10:30 a.m., Central Daylight Time, for the following purposes:

        (1)   To elect three directors for a three-year term;

        (2)   To ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company; and

        (3)   To act upon any other business that may properly come before the meeting.

        Only holders of Common Stock of record at the close of business on March 7, 2005, will be entitled to vote at the meeting or any adjournment thereof.

        You are cordially invited to attend the meeting. Whether or not you plan to come to the meeting, please sign, date and return your Proxy in the reply envelope provided. Your cooperation in promptly signing and returning your Proxy will help avoid further solicitation expense.

March 15, 2005	Eric A. Blanchard, Secretary

TENNANT COMPANY

E S T A B L I S H E D    1 8 7 0

701 N. LILAC DRIVE, P.O. BOX 1452 MINNEAPOLIS, MN 55440

TENNANT COMPANY
PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by Tennant Company (the “Company”), on behalf of its Board of Directors, of Proxies for the Annual Meeting of Shareholders to be held on Thursday, May 5, 2005, at 10:30 a.m. Central Daylight Time, at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota, and any adjournment thereof. Stock represented by Proxies will be voted as follows: where specification is made in the Proxy, the stock will be voted in accordance therewith; where no specification is made in the Proxy, the stock will be voted for all proposals. Proxies may be revoked at any time before being voted by giving written notice of revocation at the mailing address noted or at the meeting or by a later-dated Proxy delivered to an officer of the Company. Personal attendance and voting in person does not revoke a written Proxy.

        There were outstanding on March 7, 2005, the record date for shareholders entitled to vote at the meeting, 9,006,468 shares of Common Stock, each entitled to one vote. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum.

        Expenses in connection with the solicitation of Proxies will be paid by the Company. Solicitation of Proxies will be principally by mail. In addition, several of the officers or employees of the Company may solicit Proxies, either personally or by telephone, or by special letter, from some of the shareholders. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send Proxies and proxy material to their principals, and will reimburse them for their expenses in so doing.

        The mailing address of the principal executive office of the Company is 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440-1452. This Proxy Statement and form of Proxy enclosed are being mailed to shareholders commencing March 16, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of March 7, 2005, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than 5% of its Common Stock, and information with respect to the Company’s Common Stock beneficially owned by directors (and director nominees) of the Company, the executive officers of the Company included in the Summary Compensation Table set forth under the caption “Executive Compensation” below and all directors and executive officers of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock

Vanguard Fiduciary Trust Company(1) 500 Admiral Nelson Blvd. Malvern, PA	1,121,881 shares(2) Vanguard has sole voting authority for 0 shares, shared voting authority for 1,121,881shares, sole investment authority for 0 shares, and shared investment authority for 1,121,881shares.	12.5%
U.S. Bancorp(1) (3) 800 Nicollet Mall Minneapolis, MN	666,811 shares U.S. Bancorp has sole voting authority for 183,472 shares, shared voting authority for 483,339 shares, sole investment authority for 1,597 shares, and shared investment authority for 415,305 shares.	7.4%
Lord, Abbett & Co.(1) 90 Hudson Street Jersey City, NJ	753,795 shares	8.4%
Fenimore Asset Management(1)(4) Thomas O. Putnam 384 N. Grand Street, Box 310 Cobleskill, NY 12043	610,205 shares	6.8%
FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	465,100 shares FMR Corp. has sole voting authority for 316,000 shares, shared voting authority for 0 shares, sole investment authority for 465,100 shares, and shared investment authority for 0 shares.	5.2%
Janet M. Dolan	237,274 shares(5)(6)	2.6%
H. Chris Killingstad	39,025 shares(5)(7)	*
Anthony Lenders	26,460 shares(8)	*
Rex L. Carter	29,141 shares(5)(9)	*
Anthony T. Brausen	33,494 shares(5)(10)	*
Stephen G. Shank	10,526 shares(11)	*
Frank L. Sims	13,459 shares(12)	*
Jeffrey A. Balagna	466 shares	*
William I. Miller	24,068 shares(13)	*
Edwin L. Russell	20,380 shares(14)	*

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock

James T. Hale	9,221 shares(15)	*
Pamela K. Knous	17,079 shares(16)	*
All directors and executive officers as a group (16 persons)	424,726 shares (5)(17)	4.7%

*	An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of total.
(1)	The information set forth above as to the Amount and Nature of Beneficial Ownership is based upon Schedule 13G statements filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 2004.
(2)	This number includes 1,121,881 shares held in trust as of December 31, 2004, for the benefit of employees in certain of the Company’s employee benefit plans, all of which have been allocated to plan participants. The plan trustee votes shares allocated to participant accounts as directed by participants. Shares held by the trustee on behalf of the plans as to which participants have made no timely voting directions are voted by the plan trustee in the same proportions as shares for which directions are received. Shares held by the trustee on behalf of the plans may be disposed of by the plans or the trustee only in accordance with the terms of the plans. For tender decisions, if no instruction is received from a participant, the shares will not be tendered.
(3)	The information set forth above as to the Amount and Nature of Beneficial Ownership is based upon information from a Schedule 13G statement filed by U.S. Bancorp and various affiliated entities, including U.S. Bancorp Asset Management, Inc., with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 2004, and other information confirmed by the bank. 416,902 of the shares were held in various private trusts and 249,909 of the shares were held in the “unallocated” account of the Tennant Company Profit Sharing and Employee Stock Ownership Plan (the “Tennant Profit Sharing and ESOP Plan”). The bank disclaims that it is the beneficial owner of shares held in the private trusts or the Tennant Profit Sharing and ESOP Plan. The Securities and Exchange Commission has taken the position with respect to ESOP plans that the plan trustee is the beneficial owner of shares held in an unallocated reserve pending allocation to participants’ accounts.
(4)	According to the Schedule 13G, Fenimore has sole voting and investment authority for 610,205 shares and Putnam has shared voting and investment authority for 610,205 shares.
(5)	Includes shares allocated to the individual or group under the Tennant Profit Sharing and ESOP Plan.
(6)	Includes 195,543 shares covered by currently exercisable options granted to Ms. Dolan.
(7)	Includes 35,599 shares covered by currently exercisable options granted to Mr. Killingstad.
(8)	Includes 22,482 shares covered by currently exercisable options granted to Mr. Lenders.
(9)	Includes 25,082 shares covered by currently exercisable options granted to Mr. Carter.
(10)	Includes 29,033 shares covered by currently exercisable options granted to Mr. Brausen.
(11)	Includes 6,233 shares covered by currently exercisable options granted to Mr. Shank.
(12)	Includes 8,833 shares covered by currently exercisable options granted to Mr. Sims.
(13)	Includes 14,333 shares covered by currently exercisable options granted to Mr. Miller.
(14)	Includes 13,333 shares covered by currently exercisable options granted to Mr. Russell.
(15)	Includes 5,333 shares covered by currently exercisable options granted to Mr. Hale.
(16)	Includes 11,333 shares covered by currently exercisable options granted to Ms. Knous.
(17)	Includes 526,781 shares covered by currently exercisable options granted to 16 executive officers and directors of the Company.

DIRECTORS

ELECTION OF DIRECTORS

        Pursuant to the Restated Articles of Incorporation of the Company, directors are elected for staggered terms of three years, with approximately one-third of the directors to be elected each year.

        At the Annual Meeting, three directors are to be elected. The Board of Directors, upon recommendation of the Governance Committee, has designated Janet M. Dolan, Stephen G. Shank, and Frank L. Sims as nominees for election to serve three-year terms ending at the time of the Annual Meeting in 2008 and, in each case, until their successors are elected and have qualified. The nominees have indicated a willingness to serve, but in case any of the nominees is not a candidate at the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote in favor of the other nominees named and to vote for a substitute nominee selected by the Governance Committee.

        The affirmative vote of a plurality of the outstanding shares of Common Stock present and entitled to vote in person or by proxy on the election of directors is necessary to elect each nominee. For this purpose, a shareholder voting through a Proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote; but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present or entitled to vote on the election of directors.

        The following information is furnished with respect to each nominee for election as a director and for each director whose current term of office will continue after the meeting:

Nominees for election for terms expiring in 2008 (Class I Directors):

JANET M. DOLAN, 55	Director Since 1998
Ms. Dolan has been President of the Company since April 1998 and was elected as Chief Executive Officer in April 1999. She previously served as Chief Operating Officer from April 1998 to April 1999. Ms. Dolan also serves as a director of Donaldson Company, Inc. and The St. Paul Companies, Inc. She is a member of the NYSE Listed Company Advisory Committee. Her community activities include serving as a director and officer of the Greater Twin Cities United Way.

STEPHEN G. SHANK, 61	Director Since 2000
Mr. Shank is co-founder of Capella University and has been its President, and is Chairman and Chief Executive Officer of Capella Education Company, since 1993. Capella University is an accredited online university offering courses, certificates, undergraduate and graduate degree programs. Previously, he served as Chairman and CEO of Tonka Corporation, a manufacturer of children’s toys and games, from 1979 until 1991. Mr. Shank began his career as an attorney with Dorsey & Whitney from 1972 through 1974, and then served as General Counsel of Tonka Corporation from 1974 through 1978. Mr. Shank serves as Chair of the Governance and Executive Committees and as a member of the Audit Committee.

FRANK L. SIMS, 54	Director Since 1999
Mr. Sims has been the Corporate Vice President of Transportation of Cargill, Inc., a marketer and distributor of agricultural and industrial products and services, since July 2000, and is a member of the Management Corporate Center. Mr. Sims joined Cargill in 1972 and has served in a number of executive positions, including President of Cargill’s North American Grain Division from 1998 to 2000. Mr. Sims also serves as a director of the Federal Reserve Bank of Minnesota, Piper Jaffray Companies and Minnesota Public Radio. He also is a trustee of the United Theological Seminary. Mr. Sims serves as a member of the Audit, Compensation and Executive Committees.

Directors whose terms expire in 2006 (Class II Directors):

JEFFREY BALAGNA, 44	Director Since 2004
Mr. Balagna has served as Senior Vice President and Chief Information Officer of Medtronic, Inc., a medical technology company, since March 2001. Prior to that, Mr. Balagna served as General Manager, Operations and e-Business, for General Electric Medical Systems Americas. Mr. Balagna serves as a member of the Audit and Executive Committees.

WILLIAM I. MILLER, 48	Director Since 1994
Mr. Miller became Chairman in 1990 and has been a director since 1985 of Irwin Financial Corporation, a publicly traded diversified financial services company. He was President of Irwin Management Company, an investment management company, from 1984 to 1990. Mr. Miller continues to serve as Chairman of the Board of Irwin Management Company and as Chairman of the Board of Tipton Lakes Company, a real estate development firm. Mr. Miller also serves as a director of Cummins, Inc. He is a director or trustee of three mutual funds, the New Perspective Fund, Inc., the EuroPacific Growth Fund and the New World Fund. Mr. Miller also is a Trustee of The Taft School, a Trustee of the National Building Museum, and a member of the Investment Committee at Yale University. Mr. Miller serves as a member of the Compensation, Executive and Governance Committees.

EDWIN L. RUSSELL, 60	Director Since 1997
Mr. Russell has been Chairman and Chief Executive Officer of Horizon Investments, a private investment firm, since August 2001. Mr. Russell joined ALLETE, a diversified company with holdings in energy and automotive services, as President in 1995 and served as its Chairman, President and Chief Executive Officer from 1996 until August 2001. Prior to joining ALLETE, Mr. Russell was Group Vice President of J. M. Huber Corporation, a broadly diversified manufacturing and natural resources company. Mr. Russell also serves as a director of Owens Forest Products Inc. and Blue Cross and Blue Shield of Rhode Island. Mr. Russell serves as a member of the Audit, Compensation and Executive Committees.

Directors whose terms expire in 2007 (Class III Directors):

JAMES T. HALE, 64	Director Since 2001
Mr. Hale has served as a consultant to Target Corporation, an operator of large-store general merchandise formats, since June 2004 and previously served as Executive Vice President, General Counsel and Corporate Secretary of Target from 2000 to 2004 and as Senior Vice President, General Counsel and Corporate Secretary of Target Corporation from 1981 to 2000. Prior to joining Target, Mr. Hale held various Vice President positions at General Mills, Inc., from 1979 to 1981. From 1966 to 1979, he practiced law at Faegre & Benson LLP. Mr. Hale serves as Chair of the Compensation Committee and as a member of the Governance and Executive Committees.

PAMELA K. KNOUS, 51	Director Since 1998
Ms. Knous has served as Executive Vice President and Chief Financial Officer of SUPERVALU INC., a leading food retail and distribution business, since September 1997. Ms. Knous serves as Chair of the Audit Committee and as a member of the Compensation and Executive Committees.

        The Board of Directors has determined that Mr. Balagna, Mr. Hale, Ms. Knous, Mr. Shank, Mr. Sims, Mr. Miller and Mr. Russell, who constitute a majority of the Board and serve as members of various Board committees, are “independent” as defined by the listing standards of the NYSE. With respect to Mr. Hale, the Board of Directors considered the fact that he serves as a consultant, and formerly served as the Executive Vice President, General Counsel and Corporate Secretary, of Target Corporation and that Tennant had gross sales of approximately $366,000 to Target during 2004. With respect to Ms. Knous, the Board of Directors considered the fact that she is an executive officer of SUPERVALU, a company that purchased $753,000 of equipment from the Company in 2004. Certain of the Company’s non-employee directors are affiliated with other entities that have business relationships with the Company involving the purchase or sale of products and services by the Company; however, the amounts involved were less than $60,000 in 2004. The Board of Directors concluded that, based on all relevant facts and circumstances, none of these relationships constitutes a material relationship with the Company that would present a potential conflict of interest or otherwise interfere with the exercise by these directors of his or her independent judgment from management and the Company.

        During 2004, the Board of Directors met on four occasions. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and of committees on which they served during 2004.

BOARD COMMITTEES

        Audit Committee.   The Board of Directors has an Audit Committee composed of Mr. Balagna, Ms. Knous, Mr. Russell, Mr. Shank and Mr. Sims, which met on eight occasions during 2004. The Board of Directors determined that all of the Audit Committee members have the requisite financial literacy required under the listing standards of the NYSE. The Board of Directors also determined that Ms. Knous has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant experience and that she is “independent” as defined by the NYSE.

        The Audit Committee operates under a written charter adopted by the Board of Directors, which was amended on February 18, 2004. The primary functions of the Audit Committee are to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function and the system of internal control over financial reporting.

        Compensation Committee.   The Board has a Compensation Committee composed of Mr. Hale, Ms. Knous, Mr. Miller, Mr. Russell and Mr. Sims, which met on three occasions during 2004. The primary functions of the Compensation Committee are to review and develop executive compensation plans of the Company and determine the compensation of officers.

        Executive Committee.   The Board has an Executive Committee composed of Mr. Balagna, Mr. Hale, Ms. Knous, Mr. Miller, Mr. Russell, Mr. Shank and Mr. Sims, which met four times during 2004. The primary functions of the Executive Committee were substantially modified in 2004. They now include reviewing such matters and taking such actions as are appropriate to be reviewed or taken by all of the non-management directors of the Board of Directors, including the annual review of the Chief Executive Officer’s performance and the review and approval of the Company’s management succession plan. The Executive Committee includes all non-management directors of the Board. Mr. Shank, who serves as Chair of the Executive Committee, presides at all such meetings.

        Governance Committee.   The Board has a Governance Committee composed of Mr. Hale, Mr. Miller and Mr. Shank, which met on four occasions in 2004. The primary functions of the Governance Committee are to assist the Board of Directors in identifying individuals qualified to become members of the Board of Directors, determining the composition of the Board of Directors and its committees, leading the Board of Directors in its annual review of the performance of the Board of Directors and recommending to the Board of Directors the Company’s Corporate Governance Principles.

        Committee Charters and Other Governance Documents.   Each of the committees of the Board of Directors has a charter that sets forth the committee’s purpose and responsibilities. All of the charters are available on the Company’s website at www.tennantco.com. The Company has also adopted Corporate Governance Principles and a Business Ethics Guide, copies of which are also available on the Company’s website.

NOMINATIONS FOR THE BOARD OF DIRECTORS

        The Governance Committee of the Board of Directors is responsible for recommending nominees for election to the Board of Directors. As specified in the Company’s Corporate Governance Principles, the Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of individual members, as well as the composition of the Board of Directors as a whole, in the context of the needs of the Company. The Governance Committee will review all nominees for director and recommend to the Board of Directors those nominees whose attributes it believes would be most beneficial to the Company. This assessment will include such issues as experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the Board, as well as the ability to represent effectively the interests of shareholders and other stakeholders generally. The Corporate Governance Principles also set forth certain requirements regarding the size of the Board of Directors, directors with job changes, director terms, other board service, retirement and independence matters.

        In 2004, the Board of Directors elected Mr. Balagna to fill a vacancy on the Board of Directors. Mr. Balagna was identified and evaluated as a candidate by the non-management members of the Board of Directors without retaining assistance from any third party.

        The Governance Committee will consider director candidates recommended by shareholders from time to time, provided that the recommendation is accompanied by a sufficiently detailed description of the candidate’s background and qualifications to allow the Governance Committee to evaluate the candidate in light of the aforementioned criteria. Shareholders who wish to suggest qualified candidates to the Committee should write to the Chair of the Governance Committee at the Company’s principal executive office, stating in detail the candidate’s qualifications for consideration by the Committee. If a shareholder wishes to nominate a director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures set out in the Company’s Restated Articles of Incorporation. Under the Company’s Restated Articles of Incorporation, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Company not less than 75 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Shareholders may communicate with the independent members of the Board of Directors by writing to the Chair of the Executive Committee at the Company’s principal executive office, or by contacting the Company hotline which can be located through the Company’s website. All of the communications will be delivered to the General Counsel who will then forward all communications to the appropriate member(s) of the Board of Directors to address the matter.

        According to the Corporate Governance Principles, all members of the Board of Directors are encouraged to attend all annual meetings of shareholders. All of the directors attended the 2004 Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

        Non-employee directors are compensated with an annual cash retainer, meeting fees, restricted stock and stock options.

        In June 2003, the Company hired an outside compensation consultant to review the Company’s director compensation package and recommend changes. As a result of those recommendations, the Compensation Committee approved revisions to the director compensation package.

        For the Board Year commencing May 6, 2004, each director received an annual retainer of $20,000, plus $1,000 for each board and committee meeting attended, and each committee chair received an additional $3,000 annual retainer. Also, for the three Board Years commencing May 2, 2002, each non-employee director was issued 2,158 shares of restricted stock, based on a Fair Market Value of $43.81 per share. Jeffrey Balagna, who joined the Board in June 2004, received a pro-rated portion of the annual retainer and a stock option grant for 1,000 shares with an exercise price of $38.28 per share.

        For each Board Year commencing after the 2005 Annual Meeting of Shareholders, each director will receive a $20,000 annual cash retainer, plus $1,000 for each board and committee meeting attended, the Chair of the Audit Committee shall receive an additional retainer of $7,000 and the Chairs of the Compensation and Governance Committees shall each receive an additional $3,000 annual retainer. For each Board Year commencing after the 2005 Annual Meeting of Shareholders, each director will also receive 500 restricted shares pursuant to the Tennant Company Restricted Stock Plan for Non-Employee Directors (the “Director Plan”) and an option grant for 1,000 shares with an exercise price equal to Fair Market Value based on the closing price on the first business day of the Board Year pursuant to the Tennant Company Non-Employee Director Stock Option Plan (the “Director Option Plan”).

        The Director Plan provides that the restrictions on the restricted stock will lapse only upon the first to occur of (a) the death of the director, (b) the disability of the director preventing continued service on the Board, (c) retirement of the director from the Board in accordance with any policy on retirement of Board members then in effect, (d) the termination of service as a director by reason of (i) resignation at the request of the Board, (ii) resignation on the date specified in a written notice given to the Board at least one year in advance, (iii) the director’s failure to have been nominated for reelection to the Board or to have been re-elected by the shareholders, or (iv) the director’s removal by the shareholders, or (e) a change in control of the Company (as defined in the Director Plan). In no event will the restrictions lapse prior to six months after the date of issuance. Upon the occurrence of an event causing the restrictions to lapse, restricted stock issued to the director in payment of the retainer for Board Years commencing following the occurrence of the event is forfeited and returned to the Company. Under the Director Plan, non-employee directors who are elected or appointed to the Board on a date other than a regular issue date receive a prorated number of shares of restricted stock. The options issued under the Director Option Plan will vest as to 33% of the shares subject to the option each year on a cumulative basis.

TENNANT COMPANY AUDIT COMMITTEE REPORT

        The Audit Committee’s meetings were designed to facilitate and encourage private communication between the Committee and the Company’s independent registered public accounting firm, KPMG LLP. In addition, the Committee complied with its charter responsibilities. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. The Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

        The Company’s independent registered public accounting firm also provided to the Committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent registered public accounting firm the firm’s independence.

        Based upon the Committee’s discussion with management and the independent registered public accounting firm and the Committee’s review of audited consolidated financial statements and the report of the independent registered public accounting firm to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Pamela K. Knous (Chairperson)	Jeffrey A. Balagna	Edwin L. Russell
	Stephen G. Shank	Frank L. Sims

Members of the Audit Committee

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements and fees billed for audit-related, tax and all other services rendered by KPMG LLP for 2004 and 2003:

Description of Fees	2004 Amount		2003 Amount

Audit Fees	$1,418,250	(1)	$545,000	(2)
Audit Related Fees(3)	28,750		46,600
Tax Fees(4)	310,000		237,000

Total	$1,757,500		$828,600

(1)	Audit Fees for 2004 include $790,000 for the audit of internal control over financial reporting in connection with KPMG’s attestation under Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit Fees for 2003 include an additional $46,000 over the amount reported in the 2004 proxy statement because the final amount billed exceeded the original estimate for the 2003 audit.
(3)	Audit-Related Fees consisted of audits of financial statements of employee benefit plans.
(4)	Tax Fees consisted primarily of international expatriate tax services and international tax compliance and consulting services.

        The Audit Committee has adopted a Pre-Approval Policy for Non-Audit Services, which appears on the Company’s website as an exhibit to the Audit Committee charter. The Audit Committee pre-approved 100% of the services described above pursuant to engagements that occurred on or after May 6, 2003, which included all services provided during 2004. The Audit Committee has determined that the provision of the above non-audit services was compatible with maintaining the independence of the Company’s independent registered public accounting firm.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Overview and Philosophy.   The Compensation Committee of the Board of Directors is composed entirely of independent directors and is responsible for reviewing and developing executive compensation plans of the Company. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

        The objectives of the Company’s executive compensation program are to:

•	Motivate executives to achieve corporate goals by placing a significant portion of pay at risk.
•	Provide a strong link between the Company’s short- and long-term goals and executive compensation.
•	Provide competitive total compensation in order to attract and retain high-caliber key executives critical to the long-term success of the Company.
•	Align the executives’ interests with those of the shareholders by providing a significant portion of compensation in Company Common Stock.

        The executive compensation program is intended to provide an overall level of compensation opportunity that is competitive with that provided by other U.S. durable goods manufacturing companies of similar size. To determine competitiveness, the Committee annually uses compensation survey data, adjusted for sales volume, which is verified every three to four years by an outside consultant. The last review by an outside consultant was conducted in 2002 and indicated that the Company’s total executive compensation was competitive. Actual compensation levels may be greater or less than average competitive levels depending on annual and long-term Company performance, individual performance against goals set at the beginning of the year, and scope of responsibilities. The Compensation Committee uses its discretion to set executive compensation at levels that are warranted in its judgment by external and internal comparisons and individual circumstances. The Company’s policy is to structure its compensation programs, where possible, to qualify for exemptions from the deduction limitations under the Internal Revenue Code Section 162(m). Certain of the Company’s compensation plans qualify for exemption from the deduction limitations under this Section.

        Executive Compensation Program.   The Company’s executive compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of cash-based awards, stock awards, restricted stock grants, and stock options. The long-term plans have a significant portion of their payout in Company Common Stock. In addition, executives receive various benefits, including medical and retirement plans, generally available to employees of the Company.

        Base Salary.   Base salary levels for the Company’s executives are competitively set relative to the average of other U.S. durable goods manufacturing companies of similar size. In determining salaries, the Compensation Committee also takes into account individual experience, performance, and scope of responsibility, although no particular weight is given to any one factor.

        Annual Cash Incentive Compensation.   The purpose of the Company’s Short-Term Incentive Plan is to provide a direct financial incentive in the form of annual cash incentives to executives to achieve their business units’ and/or the Company’s annual goals. Target incentive awards are set at a level consistent with the averages of other U.S. durable goods manufacturers, after adjusting for sales volume. In fiscal 2004, Company and business unit economic profit improvement was the financial metric used for the annual incentive plan. Economic profit (EP) is based on the Company’s net operating profit after taxes less a charge for net assets used in the business. Executives can earn incentive compensation based on the level of EP improvement year over year. Participants under this plan are permitted to defer all or any portion of this incentive into Company Common Stock units having a fair market value on the date of conversion of 120% of the cash incentive that is deferred.

        Long-Term Incentive Compensation.   The Company’s long-term incentive plans for executive officers and key managers include several stock-based award plans. The Company’s Long-Term Incentive Plan is a three-year program designed to provide a direct financial incentive in the form of cash and Company Common Stock (40% cash and 60% stock in 2004) to executives to achieve the Company’s three-year financial goals. In 2004, cumulative Company EP improvement for the three-year period ending December 31, 2006, over the base year was the financial metric used.

        The Company also provides restricted stock and stock option awards. The restricted stock generally has one or two-year restriction periods, and, in some cases, is subject to the achievement of specific performance objectives. The stock options are non-qualified and generally have a 10-year term, three-year vesting and, for certain participants, a one-time reload option upon exercise during the term. The objectives of the plans are to align executive and shareholder long-term interests by creating a direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company’s Common Stock.

        The amount of the stock-based awards increases as a function of higher salary and position in the Company. The award amounts, as a percent of base salary, are reviewed and adjusted, as necessary, to ensure their competitiveness. During 2004, the Compensation Committee granted stock-based awards pursuant to the Short-Term Incentive Plan, Long-Term Incentive Plan, restricted stock and stock option programs.

        Stock Ownership Guidelines.   In order to define better for executives the minimum amount of stock that should be held, in 1993 the Compensation Committee established executive stock holding guidelines. These guidelines, which were revised in 1997 and again in 2004 to reflect the competitive environment, identify the amount of company stock-based holdings (including restricted and unrestricted shares, deferred stock units, shares held under Company benefit plans, and potential gains from vested and unvested options) which each executive should hold as a multiple of his or her base pay. Officers have five years from employment or promotion to meet these guidelines. The current guidelines are: CEO—five times base salary, Senior Vice President—two times base salary, and Vice Presidents—one times base salary. Each year, the Committee reviews the progress of each executive toward those goals. The Committee is satisfied with the progress made by the Company’s executives in 2004 toward achievement of these goals.

        Chief Executive Officer Compensation.   Ms. Dolan’s fiscal 2004 base salary and incentive award were determined by the Compensation Committee in accordance with the methodology described above.

Base Salary	—	Ms. Dolan’s total base salary for fiscal 2004 was $475,900.
Annual Incentive	—	Ms. Dolan earned $397,800 as an annual incentive for fiscal 2004. Ms. Dolan’s annual incentive was based on achievement of 119.4% of the Company’s economic profit improvement target set by the Compensation Committee for 2004.
Long-Term Performance Grants	—	Ms. Dolan earned no Long-Term Incentive Plan award for fiscal 2004. She received in 2004 a restricted stock grant having a value of $25,000. She also received in 2004 a stock option grant for 29,000 shares.

James T. Hale (Chairperson)	Pamela K. Knous	William I. Miller
	Edwin L. Russell	Frank L. Sims

Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

        The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the “named executive officers”).

				Long-Term Compensation

	Annual Compensation			Awards		Payouts

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Restricted Stock Award(s)(3) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation(4) ($)

Janet M. Dolan President and Chief Executive Officer	2004	475,900	397,800	25,027	29,000	0	34,602
	2003	450,000	100,777	25,004	36,600	87,033	22,614
	2002	397,093	0	25,005	34,100	97,192	19,855
H. Chris Killingstad Vice President, North America(5)	2004	329,300	224,400	16,021	9,600	0	22,501
	2003	317,200	45,752	53,343	18,600	0	14,257
	2002	211,153	35,000	83,980	20,000	0	6,335
Anthony Lenders Vice President and Managing Director, Europe(6)	2004	325,500	103,600	12,037	7,400	0	0
	2003	290,826	29,702	12,029	7,600	3,074	0
	2002	233,950	0	11,983	8,850	1,988	0
Rex L. Carter Vice President, Operations	2004	291,600	153,200	55,337	7,100	0	19,983
	2003	263,938	41,459	39,378	8,500	0	16,197
	2002	249,999	50,000	11,983	5,800	0	9,019
Anthony T. Brausen Vice President and Chief Financial Officer	2004	272,200	123,500	12,037	6,700	0	18,635
	2003	257,580	38,402	35,861	8,400	11,648	12,936
	2002	227,134	0	11,983	11,900	6,520	11,357

(1)	A deferral plan is provided for Tennant executives, which allows them to defer a portion of their salary. Executives may elect to defer up to 25% of their current year salary. The amounts shown in the above table include any amounts thus deferred; however, of the total 2004 salaries shown in the table, no salary deferral has been made. Payout is made in cash within ten years of termination of employment. Interest is paid on these deferred amounts at a rate set annually by the Compensation Committee. For 2005 the interest rate has been set at 5.22% of the amounts deferred.

(2)	Ms. Dolan earned $397,800 as an annual incentive for fiscal 2004. For 2004, Ms. Dolan’s target annual incentive was set at 70% of her base salary. Based upon 119.4% achievement of the Company’s economic profit improvement target and an individual performance multiplier of 100%, Ms. Dolan received an annual incentive equal to 119.4% of her target incentive. Amounts for 2004 represent Management Incentive Plan payouts and any annual incentive amounts. In an effort to increase senior management stock holdings and facilitate shareholder alignment, senior managers are offered the opportunity to receive deferred stock units in lieu of the short-term cash award at a rate of $1.20 in deferred stock units for each dollar of cash bonus earned. The stock price of $38.14 was set at the closing price on the date of grant. Of the amounts set forth above, Ms. Dolan elected to take $198,900 in the form of deferred stock units.
(3)	The value of the restricted stock awards was determined by multiplying the Fair Market Value of the Company’s Common Stock on the date of grant by the number of shares awarded. Using the fair market value of the Company’s Common Stock as of December 31, 2004, the number and value of restricted stock awards issued in 2004 were as follows: 578 shares ($25,027) to Ms. Dolan; 370 shares ($16,021) to Mr. Killingstad; 278 shares ($12,037) to Mr. Lenders; 1,278 shares ($55,337) to Mr. Carter; and 278 shares ($12,037) to Mr. Brausen. These shares of restricted stock have a two-year vesting period from respective dates of issuance, with a portion of these shares vesting after year one. Dividends are paid on restricted stock awards at the same time and rate as paid to all shareholders.
(4)	Amounts represent payments under the Tennant Profit Sharing and ESOP Plan and the Company’s Excess Benefit Plan as follows: (a) Profit Sharing Contributions (which were equal to 3% of earnings) were paid as follows for 2002, 2003 and 2004, respectively: $7,942, $9,046 and $17,301 to Ms. Dolan; $4,543, $5,174 and $9,318 to Mr. Brausen; $769, $6,479 and $9,992 to Mr. Carter; and $0, $4,392 and $11,250 to Mr. Killingstad; (b) employer Matching Contributions relating to employee Individual Shelter Contributions (Internal Revenue Code Section 401(k) contributions) were paid as follows for 2002, 2003 and 2004, respectively, through the allocation of Company Common Stock from the unallocated ESOP reserve: $4,500, $6,000 and $6,150 to Ms. Dolan; $4,762, $6,000 and $6,150 to Mr. Brausen; $4,904, $6,000 and $6,150 to Mr. Carter; and $4,748, $6,000 and $6,150 to Mr. Killingstad; and (c) Excess Benefit Plan awards were made as follows for 2002, 2003 and 2004, respectively: $7,413, $7,568 and $11,151 to Ms. Dolan; $2,052, $1,762 and $3,167 to Mr. Brausen; $3,346, $3,718 and $3,841 to Mr. Carter; and $1,587, $3,865 and $5,101 to Mr. Killingstad. Mr. Lenders is a resident of Belgium and does not participate in these compensatory programs.
(5)	Mr. Killingstad was first appointed as an executive officer in May 2002.
(6)	Mr. Lenders’ compensation amounts stated in dollars are affected by changes in the Euro/U.S. dollar foreign exchange rates.

STOCK OPTION AWARDS IN LAST FISCAL YEAR

        The following table summarizes Stock Option awards made during the last fiscal year under the Tennant Company 1995 and 1999 Stock Incentive Plans, as amended (collectively, the “Plans”), for the named executive officers.

Name	Options Granted (#)(1)	% of Total Options Granted to Employees During Fiscal Year	Exercise Price ($/sh)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for the Option Term(3)

					5% ($)	10% ($)

Janet M. Dolan	29,000	14.2	41.63	02/17/2014	759,246	1,924,077
H. Chris Killingstad	9,600	4.7	41.63	02/17/2014	251,336	636,936
Anthony Lenders	7,400	3.6	41.63	02/17/2014	193,739	490,971
Rex L. Carter	7,100	3.5	41.63	02/17/2014	185,884	471,067
Anthony T. Brausen	6,700	3.3	41.63	02/17/2014	175,412	444,528

(1)	All such options granted under the Plans are nonqualified options, and are exercisable 33% per year, on a cumulative basis, beginning one year after the date of the grant. Such options become immediately exercisable, however, upon (a) death, disability, or retirement of the holder, or (b) a change of control (defined as certain changes in the Company’s Board of Directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or liquidation or dissolution of the Company). The holder is permitted to pay the exercise price and withholding taxes due upon exercise with cash, shares of Common Stock, a reduction in the number of shares delivered to the holder, or a combination of these alternatives.
(2)	The exercise price of such options is not less than the Fair Market Value (as defined in the Plans) of a share of Common Stock at the time of grant.
(3)	The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore are not intended to represent either historical appreciation or anticipated future appreciation of the Company’s Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES(1)

Name	Shares Acquired on Exercise (#)	Value Realized(2) ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($)(3)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Janet M. Dolan	5,198	47,726	162,310	64,767	934,405	271,153
H. Chris Killingstad	0	0	19,532	28,668	55,171	110,369
Anthony Lenders	0	0	13,533	16,417	55,514	59,109
Rex L. Carter	0	0	17,949	18,451	61,015	65,435
Anthony T. Brausen	0	0	18,933	17,367	104,332	68,683

(1)	Fiscal year ended December 31, 2004.
(2)	Value realized equals the number of shares exercised multiplied by the difference between market price and option price, before any provision for taxes.
(3)	Market value of underlying securities at fiscal year-end minus the exercise price.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, as of December 31, 2004.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))

Equity compensation plans approved by security holders	1,285,802	(1)(2)	$36.44	(3)	278,850
Equity compensation plans not approved by security holders	0		N/A		0

Total	1,285,802		$36.44		278,850

(1)	Amount includes outstanding options under the 1992 Stock Incentive Plan, the 1993 Non-Employee Director Plan, the 1995 Stock Incentive Plan, the 1997 Non-Employee Director Stock Option Plan, the 1998 Management Incentive Plan, and the 1999 Stock Incentive Plan, each as amended (the “Plans”).

(2)	Amount includes 12,700 shares of Common Stock that may be issued upon exercise of outstanding stock appreciation rights under the Plans. Amount also includes 1,952 shares of Common Stock that may be issued upon settlement of deferred stock units (phantom stock) under the Plans. Stock appreciation rights and deferred stock units may be settled in cash, stock or a combination of both. Column (a) includes the maximum number of shares that could be issued upon a complete distribution of all outstanding stock appreciation rights and deferred stock units.
(3)	Column (b) includes the weighted-average exercise price for outstanding stock options and stock appreciation rights.

MANAGEMENT AGREEMENTS

        The Company is a party to management agreements (the “Agreements”) with certain of the executive officers of the Company. The purpose of each of the Agreements is to encourage the executive to continue to carry out his or her duties in the event of the possibility of a change in control of the Company and to remain in the service of the Company in order to facilitate an orderly transition in the event of an actual change in control of the Company.

        Each of the Agreements provides that the executive is entitled to receive his or her stated annual base salary, which is subject to annual review and adjustment by the Board of Directors. Each Agreement provides that the Board of Directors may not decrease the executive’s annual base salary by more than 15% of the executive’s prior year annual base salary. Each Agreement also provides that the executive will participate in certain of the Company’s incentive programs and the Company’s general benefits programs. Following termination of employment with the Company, an executive agrees to provide limited consulting services, not to compete with the Company, not to solicit employees and customers and not to disclose confidential information of the Company. In some circumstances, the executive shall receive one year’s base salary for the consulting obligation and restrictive covenants.

        Each Agreement provides that if the executive’s employment is terminated by the Company without cause or is terminated by the executive for good reason, as defined in the Agreements, for a period of one year from the termination date, the executive is entitled to continue to receive his or her annual base salary (subject to reduction for any consulting and non-competition payments), receive the amount of the incentive award that would have been payable if the performance targets had been met and receive general benefits comparable to the programs in which the executive participated during employment with the Company.

        Under the terms of each of the Agreements, if, between the occurrence of a change in control of the Company and the three-year anniversary date of such occurrence, an executive’s employment is involuntarily terminated (for any reason other than death, disability, or for cause), the executive will be entitled to receive severance compensation and to receive general benefits comparable to the programs in which the executive participated during employment with the Company. If an executive resigns after certain changes in the executive’s duties, compensation, benefits, work location or travel responsibilities, the executive shall be entitled to the same payments and benefits as if the executive had been involuntarily terminated without cause. Such compensation is payable also if the termination occurs before the change in control but after steps to change control have been taken, provided that a change in control ultimately occurs.

        Severance compensation in connection with such changes in control consists of three times the executive’s average annual taxable compensation during the executive’s five taxable years preceding the change in control, minus $1.00, plus the continuation of certain insurance benefits, subject to reduction: (i) for the amount (up to one year’s base salary) the executive is eligible to receive in consideration for his or her consulting and non-compete obligations, (ii) for the amount of any other severance compensation the executive is eligible to receive from the Company under any other agreement of the Company providing compensation in the event of involuntary termination and (iii) to the extent necessary to avoid excise taxation to the executive or non-deductibility to the Company under federal income tax laws. If an executive subject to an Agreement voluntarily terminates his or her employment within 30 days after the first anniversary of a change in control and is not entitled to a payment of three times average annual compensation during the five-year period, the executive is nevertheless entitled to payment of one times the five-year average annual compensation, plus incentive payments and general benefits comparable to the programs in which the executive participated during employment with the Company, subject to the same reductions set forth in (i), (ii) and (iii) above.

        Severance payments relating to a change in control are payable in a lump sum upon termination. As of the date of this Proxy Statement, the total compensation in the event of a termination without cause following a change in control (assuming no reductions) for Ms. Dolan would be $2,116,937; Mr. Killingstad, $1,113,776; Mr. Lenders, $772,426; Mr. Carter, $906,760; and Mr. Brausen, $823,927. The Company also will reimburse an executive for legal fees and expenses incurred in resolving disputes under the Agreement.

TENNANT COMPANY PENSION PLAN

        The Tennant Company Pension Plan provides fixed retirement benefits for certain employees of the Company. Based upon certain assumptions, including continuation of the Pension Plan as of January 1, 2005, without amendment, the following table shows the annual retirement benefits (including the additional retirement benefits described in the second sentence under “Tennant Company Excess Benefit Plan” below) which would be payable as a straight life annuity commencing at age 65 to persons at various salary levels after specified years of service.

TENNANT PROXY STATEMENT TABLE OF
TOTAL RETIREMENT BENEFITS FOR DIRECTOR-LEVEL AND ABOVE PARTICIPANTS
IN THE TENNANT COMPANY PENSION PLAN

Annual Compensation	Years of Service

	10	15	20	25	30

$50,000	4,177	6,266	8,354	10,443	12,532
100,000	11,177	16,766	22,354	27,943	33,532
150,000	18,177	27,266	36,354	45,443	54,532
200,000	25,177	37,766	50,354	62,943	75,532
250,000	32,177	48,266	64,354	80,443	96,532
300,000	39,177	58,766	78,354	97,943	117,532
350,000	46,177	69,266	92,354	115,443	138,532
400,000	53,177	79,766	106,354	132,943	159,532
450,000	60,177	90,266	120,354	150,443	180,532
500,000	67,177	100,766	134,354	167,943	201,532
550,000	74,177	111,266	148,354	185,443	222,532
600,000	81,177	121,766	162,354	202,943	243,532
650,000	88,177	132,266	176,354	220,443	264,532

        Under the Pension Plan, benefits are payable based upon a percentage of a participant’s final average pay excluding bonus, overtime or other special forms of remuneration. Currently under ERISA, as amended, the maximum annual amount that can be paid during 2005 to any individual is $170,000. Amounts in excess of that maximum as well as amounts based on compensation that is excluded from the Plan formula by ERISA or the terms of the Plan are covered under the Tennant Company Excess Benefit Plan. The years of credited service under the Pension Plan for the named executive officers are: Ms. Dolan 19 years, and Mr. Brausen 5 years. If Ms. Dolan or Mr. Brausen were to retire currently, the final average pay used by the Plan to determine benefits payable pursuant to the above table as of December 31, 2004 would be $468,726 for Ms. Dolan and $253,091 for Mr. Brausen.

        The figures above are not subject to deductions for Social Security or other offset amounts.

TENNANT COMPANY EXCESS BENEFIT PLAN

        An Excess Benefit Plan provides additional retirement benefits for highly compensated employees participating in the Tennant Company Profit Sharing and Employee Stock Ownership Plan or the Pension Plan. Employees participating in the Excess Benefit Plan will receive a retirement benefit equal to the additional benefits which would have been provided under the Pension Plan if (a) the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code were not applicable, and (b) management bonuses were included in certified earnings for the year in which they were earned, and (c) deferred salaries were included in certified earnings for the plan year in which such amounts would have been paid in the absence of the deferral. Employees participating in the Excess Benefit Plan also receive cash payments of amounts, which would have been contributed by the Company to the Tennant Company Profit Sharing and Employee Stock Ownership Plan as Profit Related Retirement Contributions, or Matching Contributions if various limitations imposed by the Internal Revenue Code were not applicable.

COMPARATIVE STOCK PERFORMANCE

        The following graph compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return over the same period on the following indexes.

•	Overall Stock Market Performance (CoreData Composite Index)
•	Industry Index (CoreData Group Index 62—Industrial Goods, Manufacturing)

        This assumes an investment of $100 in the Company’s Common Stock, the CoreData Composite Index and the CoreData Group Index on December 31, 1999, with reinvestment of all dividends. The CoreData Indexes presented are the same as the MGFS Indexes used in past years (MGFS changed its name to CoreData in 2004).

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG TENNANT COMPANY

COREDATA COMPOSITE INDEX AND COREDATA GROUP INDEX

DOLLARS
175
150
125
100
75
50
25
0
1999
2000
2001
2002
2003
2004
TENNANT COMPANY
COREDATA GROUP INDEX
COREDATA COMPOSITE INDEX

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN Assumes $100 invested on December 31, 1999, with dividends reinvested.

	1999	2000	2001	2002	2003	2004

Tennant Company	100.00	149.56	118.00	106.04	144.08	134.12
CoreData Group Index	100.00	91.10	91.35	81.02	116.80	143.73
CoreData Composite Index	100.00	90.27	79.93	63.49	84.52	94.81

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 2004.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        At the annual meeting, a vote will be taken on a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2005. KPMG LLP are independent accountants and auditors who have audited the accounts of the Company annually since 1954. The Company has been advised that a representative of the firm will attend the shareholders’ meeting. The representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm desires to do so.

SHAREHOLDER PROPOSALS

        Any shareholder proposal intended to be presented at the year 2006 Annual Meeting should be sent to the Secretary of the Company at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440, and must be received on or before November 15, 2005, to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting. If notice of any other shareholder proposal intended to be presented at the year 2006 Annual Meeting but not intended to be included in the Company’s Proxy Statement and form of Proxy for such meeting is not received by the Company on or before February 4, 2006, the Proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the Proxies named to vote in their discretion on such proposal without any discussion in the Company’s Proxy Statement for that meeting of either the proposal or how such Proxies intend to exercise their voting discretion.

        See “Directors — Election of Directors” with regard to certain requirements for nomination of persons for election as directors.

OTHER MATTERS

        So far as the management is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the same in accordance with their judgment on such other matters.

March 15, 2005	By Order of the Board of Directors Eric A. Blanchard, Secretary

TENNANT COMPANY ANNUAL MEETING OF SHAREHOLDERS 10:30 a.m. Thursday, May 5, 2005 Radisson Hotel & Conference Center 3131 Campus Drive Plymouth, MN 55441

DIRECTIONS FROM THE NORTHWEST:
Rogers, St. Cloud, Elk River
Interstate 94 East to South 494.
Interstate 494 South to East Highway 55.
Left turn at Northwest Blvd.
Third left at Xenium. Second Block on Left.

DIRECTIONS FROM THE SOUTHWEST:
Eden Prairie, Minnetonka, Chaska
Interstate 494 North to Highway 55 East.
Left turn at Northwest Blvd.
Third left (north) at Xenium. Second Block on Left.
Enter the building through the entrance directly across
the driveway from the parking ramp.
DIRECTIONS FROM THE EAST:
Minneapolis
Interstate 394 West.
North on Interstate 494 to East on Highway 55.
Left turn (north) at Northwest Blvd.
Third left at Xenium. Second Block on Left.

DIRECTIONS FROM THE NORTHEAST:
Brooklyn Center, Fridley
Interstate 694 West to 494 South.
Interstate 494 South to East Highway 55.
Left turn at Northwest Blvd.
Third left (north) at Xenium. Second Block on Left.

DIRECTIONS FROM THE AIRPORT & SOUTHEAST AREA:
Bloomington, Edina, St. Paul
Interstate 494 West to North 494.
North on Interstate 494 to East Highway 55.
Left turn (north) at Northwest Blvd.
Third left at Xenium. Second Block on Left.

TENNANT COMPANY 701 North Lilac Drive P.O. Box 1452 Minneapolis, MN 55440	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Eric A. Blanchard and Anthony T. Brausen, and each of them, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them or any of them to represent and to vote, as designated herein, all the shares of Common Stock of Tennant Company (the “Company”) held of record by the undersigned on March 7, 2005, at the Annual Meeting of Shareholders to be held on May 5, 2005, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Furthermore, if I am a participant in the Tennant Company Profit Sharing and Employee Stock Ownership Plan (the “Plan”), I hereby instruct Vanguard Fiduciary Trust Company, as Trustee of the Plan, to “vote,” in the manner specified in the Plan, at the Annual Meeting of Shareholders, and at any adjournment thereof, all shares of Common Stock of the Company held in the Plan with respect to which I have authority to direct voting.

I understand that the Trustee will vote, in accordance with my instructions, the shares of the Company’s Common Stock allocated to my account under the Plan. The Trustee is hereby instructed to vote as indicated herein on the following proposals which are more fully described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement dated March 15, 2005.

THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE FOLLOWED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS GIVEN TO THE TRUSTEE BY 5:00 P.M. (EST) ON MAY 4, 2005, I UNDERSTAND THAT THE TRUSTEE WILL VOTE MY SHARES IN THE SAME PROPORTION AS THE SHARES OF ALL PARTICIPANTS WHO GAVE DIRECTIONS.

The undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Company.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the named Proxies and, if applicable, the Trustee to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 4, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

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•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 4, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Tennant Company, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
Please detach here

1.	TO ELECT DIRECTORS:	01 Janet M. Dolan 02 Stephen G. Shank 03 Frank L. Sims	☐	FOR all nominees (except as marked)	☐	WITHHOLD AUTHORITY To vote for all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

If elected, Ms. Dolan, Mr. Shank and Mr. Sims will serve for a term of three years.

2.	TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent registered public accounting firm of the Company.	☐ For	☐ Against	☐ Abstain
3.	IN THEIR DISCRETION, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Change? Mark Box ☐ Indicate changes below:		Date ___________________________, 2005

Signature(s) in Box Please sign exactly as name appears to the left.